Exhibit (n)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of 180 Degree Capital Corp. of our report dated March 15, 2017, relating to the financial statements and financial highlights of 180 Degree Capital Corp., which appears in such Registration Statement. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm" and "Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
June 28, 2017